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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                            Date of Report October 1, 1997
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                            ORIENTAL FINANCIAL GROUP INC.
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                  (Exact name of registrant as specified in charter)


  Puerto Rico              001-12647                66-0538893
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(State or other    (Commission File Number)      (IRS Employer
 Jurisdiction                                    Identification No.)
 of Incorporation)


                                    Hato Rey Tower
                                      Suite 503
                               268 Munoz Rivera Avenue
                        Hato Rey, San Juan, Puerto Rico 00918
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                       (Address of principal executive offices)


Registrant's telephone number, including area code: 787-766-1986
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                           This report consists of 3 pages

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ITEM 5.  OTHER EVENTS.

A.  HOLDING COMPANY REORGANIZATION

    On September 30, 1997, Oriental Financial Group Inc. (the "Corporation") announced that its Board of Directors had approved a new two-year stock repurchase program pursuant to which the Corporation is authorized to purchase in the open market up to five percent (5%) of the Corporation's issued and outstanding shares of common stock. The shares of common stock repurchased are to be held by the Corporation as treasury shares.

    The Corporation also announced that its Board of Directors had terminated the 1996 stock repurchase program. Under the 1996 stock repurchase program a total of 350,400 shares of common stock had been repurchased of the approved total of 588,000 shares of common stock. The 1996 stock repurchase program was commenced by Oriental Bank and Trust and continued by the Corporation after the holding company conversion.

    A copy of the Registrant's press release, dated September 30, 1997, announcing the new two-year stock repurchase program is attached hereto as
Exhibit 7(c)(1) and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  Exhibits.

    (1) Press release, dated September 30, 1997, announcing the approval by the Board of Directors of the Corporation of the new two-year stock
         repurchase program                                E-1

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                                      SIGNATURES



    Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            ORIENTAL FINANCIAL GROUP INC.

Date: October 1, 1997


By: \s\ Ricardo Ramos
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Name: Ricardo Ramos
Title: Senior Vice President